Exhibit 3.1

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

OF

GREENHAVEN COAL FUND

THIS CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST OF GREENHAVEN COAL FUND (the “Trust”) is being duly executed and filed by the undersigned to amend the original Certificate of Trust as filed in the Office of the Secretary of State of the State of Delaware on June 18, 2012 to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (as amended from time to time, the “Delaware Act”).

1.                  Original Name. The original name of the statutory trust is “GreenHaven Coal Fund.”

2.                  Change of Name. The name of the statutory trust is changed to “WisdomTree Coal Fund.”

3.                  Name of Trustee Unchanged. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware remain unchanged and are: Christiana Trust, a division of Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811 of the Delaware Act on the 4th day of January, A.D. 2016.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as trustee

By:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST]

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

OF

GREENHAVEN COAL INDEX FUND

THIS CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST OF GREENHAVEN COAL INDEX FUND (the “Trust”) is being duly executed and filed by the undersigned to amend the original Certificate of Trust as filed in the Office of the Secretary of State of the State of Delaware on June 18, 2012 to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (as amended from time to time, the “Delaware Act”).

1.   Original Name.  The original name of the statutory trust is “GreenHaven Coal Index Fund”.

2.   Change of Name.  The name of the statutory trust is changed to “GreenHaven Coal Fund.”

3.   Trustee Unchanged.  The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware remain unchanged, and are: CHRISTIANA TRUST, a division of Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th floor, Wilmington, DE 19899.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Delaware Act.

CHRISTIANA TRUST, a division of
Wilmington Savings Fund Society, FSB, not in
its individual capacity, but solely as trustee

By:	/s/ Jeffrey R. Everhart

Name:	Jeffrey R. Everhart, AVP

Title:

CERTIFICATE OF TRUST

OF

GREENHAVEN COAL INDEX FUND

THIS CERTIFICATE OF TRUST OF GREENHAVEN COAL INDEX FUND (the “Trust”) is being duly executed and filed by the undersigned to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (as amended from time to time, the “Delaware Act”).

1.    Name.  The name of the statutory trust is “GreenHaven Coal Index Fund”.

2.    Trustee.  The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is: CHRISTIANA TRUST, a division of Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th floor, Wilmington, DE 19899.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Delaware Act.

CHRISTIANA TRUST, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely as trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart, AVP
Title: